    As filed with the Securities and Exchange Commission on February 2, 2001
                       Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
--------------------------------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               THE ROUSE COMPANY
                               -----------------
             (Exact name of registrant as specified in its charter)

            Maryland                                            52-0735512
            --------                                           ------------
(State or other jurisdiction of                 (I.R.S. Employer Identification No.)
incorporation or organization)

     10275 Little Patuxent Parkway
         Columbia, Maryland                                     21044-3456
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)

                  THE ROUSE COMPANY 1999 STOCK INCENTIVE PLAN
                  -------------------------------------------
                              (Full title of plan)


               (Name, address and telephone
                number of agent for service)                                      (Copy to:)

                 GORDON H. GLENN, Esquire                                   JEFFREY PALKOVITZ, Esquire
      Vice President, General Counsel and Secretary                      Senior Assistant General Counsel
                    The Rouse Company                                           The Rouse Company
              10275 Little Patuxent Parkway                               10275 Little Patuxent Parkway
              Columbia, Maryland  21044-3456                              Columbia, Maryland  21044-3456
                      (410) 992-6000                                               (410) 992-6000

                        CALCULATION OF REGISTRATION FEE

                                     Amount                                           Proposed maximum
   Title of securities to            to be                Proposed maximum                aggregate               Amount of
       be registered               registered         offering price per share            offering             registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value              7,000,000 (1)           $26.85(2)                $187,950,000(2)              $46,988(2)
 $.01 per share
-------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low sale price of the Common Stock reported on the New York Stock Exchange on January 29, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in the Form S-8 pursuant to the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; and

     (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above.

     (d) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------
          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Gordon H. Glenn, Esquire, who is Vice President, General Counsel and Secretary of the Company. As of December 31, 2000, Mr. Glenn was the direct owner of 5,221 shares of the Company's Common Stock, of which 1,500 shares were restricted stock. As of such date, Mr. Glenn also held options to purchase 32,869 shares of the Company's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          Article IX of the Bylaws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Maryland law as now or hereafter in force, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by independent legal counsel retained by the Company and appointed by either the Board of Directors or the Chief Executive Officer. Paragraph (f) of Article Seventh of the Amended and Restated Articles of Incorporation of the Company provides that to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.

          The Company maintains directors and officers insurance on behalf of its directors, officers and certain other persons against any liability asserted against them in any such capacity.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------
          Not applicable.

ITEM 8.   EXHIBITS.
          --------

Exhibit
Number    Description
-------   -----------

  5 Opinion of Counsel regarding the legality of the shares of Common Stock (contains Consent of Counsel)

  24.1    Consent of Independent Accountants

  24.2    Consent of Independent Accountants

  24.3    Consent of Counsel (included in Exhibit 5)

  25      Power of Attorney

ITEM 9.   UNDERTAKINGS.
          ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, The Rouse Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on the 2nd day of February, 2001.

                             THE ROUSE COMPANY


                             By:  /s/ Anthony W. Deering
                                  ------------------------------------------
                                  Anthony W. Deering
                                  Chairman of the Board, President and Chief
                                  Executive Officer


  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

/s/ Anthony W. Deering
-----------------------     Chairman of the Board,          February 2, 2001
 Anthony W. Deering         President, Chief Executive
                            Officer and Director

Principal Financial
 Officer:

/s/ Jeffrey H. Donahue
-----------------------     Executive Vice President and    February 2, 2001
 Jeffrey H. Donahue         Chief Financial Officer

Principal Accounting
 Officer:

/s/ Melanie M. Lundquist
------------------------    Vice President                  February 2, 2001
 Melanie M. Lundquist       and Controller

                            THE BOARD OF DIRECTORS:

David H. Benson, Jeremiah E. Casey, Platt W. Davis, III, Anthony W. Deering, Rohit M. Desai, Mathias J. DeVito, Juanita T. James, Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke and Gerard J.M. Vlak.


/s/ Anthony W. Deering
----------------------   For himself and as                   February 2, 2001
 Anthony W. Deering      Attorney-in-Fact
 Attorney-in-Fact        for the above-named
                         members of the
                         Board of Directors

                     EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

  5       Opinion of Counsel regarding the legality of the shares of Common
          Stock

  24.1    Consent of Independent Accountants

  24.2    Consent of Independent Accountants

  24.3    Consent of Counsel (contained in Exhibit 5)

  25      Power of Attorney